ADVISORY AGREEMENT

This AGREEMENT is made as of ____________, 2013 by and among INTER-ATLANTIC ADVISORS III, LTD., a Bermuda corporation (“Inter-Atlantic”) and HOMEOWNERS OF AMERICA HOLDING COMPANY, a Delaware corporation (“Homeowners Holding”).

BACKGROUND

Homeowners Holding is a property and casualty insurance holding company incorporated in Delaware in 2005. Homeowners Holding engages in property and casualty insurance policies through its wholly-owned subsidiary, Homeowners of America Insurance Company, a Texas-domiciled property and casualty insurance company (“Homeowners Insurance”).

Inter-Atlantic is willing to provide general advice and assistance to Homeowners Holding with regard to it becoming a publicly registered company, as well as to provide certain continuing services thereafter, subject to the terms of this Agreement.

Homeowners Holding desires to engage Inter-Atlantic as an advisor, as well as to provide certain continuing services, subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. ENGAGEMENT OF INTER-ATLANTIC.

(a) Homeowners Holding hereby engages Inter-Atlantic as an advisor; and, in connection therewith, to provide the services set forth in Section 1(b) and 1(c) of this Agreement, subject in each case to the supervision and direction of Homeowner Holding’s Board of Directors (the “Board”). Inter-Atlantic hereby accepts such engagement on the terms and conditions hereinafter set forth.

(b) Inter-Atlantic shall perform or supervise the performance by others of the following services in connection with Homeowners Holding becoming a publicly registered company, as may be requested by Homeowners Holding from time to time:

(1) assist Homeowners Holding and Homeowners Insurance on an ongoing basis in reviewing its strategic and capital structure alternatives as a publicly registered company; provided, however, Inter-Atlantic shall not be called on to provide advice regarding the issuance or sale of securities;

(2) assist Homeowners Holding in preparing or causing to be prepared a registration statement under the Securities Act of 1933, as amended, and all applicable state and federal securities laws;

(3) assist Homeowners Holding in retaining investment banks as may be desirable in connection with a potential capital raising or merger and acquisition strategy;

(4) assist Homeowners Holding and Homeowners Insurance in engaging such legal counsel, independent auditors and other third parties as may be necessary or desirable in connection with the foregoing; and

(5) upon Board authorization or as otherwise agreed by Inter-Atlantic and Homeowners Holding perform such additional services relating to any of the foregoing.

(c) Inter-Atlantic shall perform or supervise the performance by others of the following insurance-related services, as may be requested by Homeowners Holding from time to time:

(1) assist Homeowners Holding and Homeowners Insurance with regard to the development of insurance and related products;

(2) assist Homeowners Holding and Homeowners Insurance with regard to financial planning and investment strategy;

(3) assist Homeowners Holding and Homeowners Insurance in the management of their assets and liabilities;

(4) assist Homeowners Holding and Homeowners Insurance with regard to reinsurance arrangements; and

(5) provide such other services as may be requested from time to time.

SECTION 2. FEES AND EXPENSE REIMBURSEMENTS

(a) Annual Fee. Commencing on the date hereof, Homeowners Holding shall pay to Inter-Atlantic a fee at the rate of $300,000 per annum, payable quarterly in advance until this agreement is terminated as provided herein.

(b) Expense Reimbursements. Homeowners Holding shall reimburse Inter-Atlantic for all reasonable costs and expenses incurred by Inter-Atlantic, whether incurred before or after the date hereof, in connection with the performance of the services contemplated by this Agreement. Inter-Atlantic shall periodically deliver an itemized statement of such costs and expenses incurred, including copies of material invoices received by Inter-Atlantic with regard to such costs and expenses.

(c) Annual Grant of Stock. Commencing on the date hereof, Homeowners Holding shall grant annually to Inter-Atlantic shares of common stock of Homeowners Holding with an aggregate fair market value of $150,000 at the time of grant, until this agreement is terminated as provided herein.

(d) No Director Compensation to Inter-Atlantic Affiliates. As long as this Agreement is in effect and the fees and expense reimbursements in this Section 2 are paid, directors of Homeowners Holding and Homeowners Insurance that are affiliated with Inter-Atlantic shall agree to waive any other compensation for their service as directors.

SECTION 3. TERM.

The term of this Agreement shall extend from the date hereof until the sixth anniversary of Homeowners Holding becoming a publicly registered company, and thereafter shall automatically be renewed from year-to-year, unless and until terminated by either party upon 60 days notice prior to the termination of the initial or any renewal term.

SECTION 4. LIMITATION OF LIABILITY OF INTER-ATLANTIC.

The duties of Inter-Atlantic shall be advisory and confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Inter-Atlantic hereunder. Inter-Atlantic shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting solely from Inter-Atlantic's willful misfeasance or gross negligence.

SECTION 5. INDEMNITY.

(a) Homeowners Holding shall indemnify, defend and hold harmless Inter-Atlantic and its officers, directors, shareholders, employees, agents, representatives and affiliates ("Inter-Atlantic Indemnities") against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and defense and reasonable attorneys' fees), claims, damages, obligations and liabilities (collectively, "Damages") arising out of, based upon or otherwise in respect of the operation by Homeowners Holding of its businesses, status as a publicly registered company, shareholder or debtholder claims, accounting issues, federal or state laws or regulations, or related to this Agreement or Inter-Atlantic's performance thereof, except to the extent that any such Damages result solely from the willful misfeasance or gross negligence of one or more Inter-Atlantic Indemnities.

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(b) Inter-Atlantic shall indemnify, defend and hold harmless Homeowners Holding and their officers, directors, shareholders, employees, agents, representatives and affiliates against and in respect of any and all Damages to the extent arising out of, based upon or otherwise in respect of Inter-Atlantic's willful misfeasance or gross negligence in connection with Inter-Atlantic's performance of this Agreement.

(c) This Section 5 shall survive the termination of this Agreement.

SECTION 6. MISCELLANEOUS.

(a) Notices. All notices, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (i) when delivered by hand (with written confirmation of receipt), (ii) when sent by telecopier (with written confirmation of successful transmission) or transmitted electronic correspondence (in .PDF), provided that a copy is mailed by certified or registered mail, postage prepaid, return receipt requested or (iii) two business days following deposit thereof (with all postage and other fees paid) with a nationally recognized overnight delivery service, in each case to the appropriate addresses, telecopier numbers or email addresses, as applicable, set forth below (or to such other addresses, telecopier numbers or email addresses as a party may designate by notice to the other parties):

To Inter-Atlantic:

Inter-Atlantic Advisors III, Ltd.

c/o Inter-Atlantic Group

142 West 57th St. 11th floor

New York, NY 10019

Attn.: Andrew Lerner

(212) 581-2192

(646) 600-7520 Telecopy Number

andy@interatlanticgroup.com

To Homeowners Holding:

Homeowners of America Holding Corporation

1333 Corporate Drive, Suite 325

Irving, TX 75038

ATTN: Spencer Tucker

(972) 607-4250

Spence.tucker@hoaic.com

(b) Assignment and Benefit. This Agreement or any rights hereunder may not be assigned by Homeowners Holding, nor may Homeowners Holding delegate any obligations hereunder, without the prior written consent of Inter-Atlantic. Inter-Atlantic shall have the right to assign this Agreement or any rights hereunder to its Texas-based affiliate Inter-Atlantic Management Services, Inc. and to the successors and assigns of Inter-Atlantic Management Services, Inc. Subject to the foregoing, this Agreement and the rights and obligations contained herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective successors and assigns. This Agreement shall not be construed as giving any person, other than the parties hereto and their successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, successors and assigns and for the benefit of no other person or entity.

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(c) Amendment and Waiver. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement can be waived by a party, in whole or in part, except in writing signed by such party. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

(d) Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York, without giving effect to otherwise applicable principles of conflicts of law.

(e) Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to the subject matter hereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representatives to execute this Agreement, all as of the date first above written.

INTER-ATLANTIC ADVISORS III, LTD.

By:

Name:
Title:

HOMEOWNERS OF AMERICA HOLDING CORPORATION

By:

Name:
Title

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